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                                                                    Exhibit 23.2

                        Consent of Independent Auditors
                        -------------------------------

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-75577, 333-85379, 333-60279, 333-04517, 33-64828, 33-58947,
333-57975, 33-15471 and 33-37781) of Bindley Western Industries, Inc. of our report dated March 15,1999, except for Note 4 as to which the date is April 8, 1999, with respect to the consolidated financial statements of Central Pharmacy Services, Inc. included in the Current Report on Form 8-K, dated November 17, 1999, of Bindley Western Industries, Inc. filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
November 15, 1999